Exhibit 99.1

151 Farmington Avenue, RE2T Hartford, CT 06156

EXTENSION NOTICE December 5, 2006	Alfred P. Quirk, Jr. Vice President — Finance & Treasurer Finance & Treasurers Department Phone: 860 273-1322 Fax: 860-273-1314
JPMorgan Chase Bank, N.A.,
as Administrative Agent under the Credit
Agreement referred to below
270 Park Avenue
New York, NY 10017

Attention:	Dawn Lee Lum, Vice President
Fax: 212/270-6637

Re:	Aetna Inc. Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Gentlemen:
Reference is made to the above-referenced Credit Agreement by and among Aetna Inc., a Pennsylvania corporation (“Aetna”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
Pursuant to Section 2.06(c) (Maturity of Loans) of the Credit Agreement, Aetna hereby requests that the Lenders extend the Maturity Date from January 20, 2011 to January 20, 2012 and extend the Commitments for an additional period of one year. This notice is being provided to the Administrative Agent in accordance with Section 2.06(c) of the Credit Agreement, and Aetna understands that the Administrative Agent will notify each of the Lenders of this notice.
Very truly yours,

AETNA INC.

By:	/s/ Alfred P. Quirk Jr.

Name: AIfred P. Quirk Jr.
Title: Vice President, Finance and Treasure